Exhibit 99.1

Universal Insurance Holdings Inc., Announces Completion of Previously Announced $10 Million Share Repurchase Program and Authorization of New $20 Million Share Repurchase Program

Fort Lauderdale, FL, June 13, 2016 - Universal Insurance Holdings, Inc. (NYSE: UVE) announced today that its Board of Directors authorized a share repurchase program under which the Company may repurchase up to $20 million of its outstanding shares of common stock through December 31, 2017. The Company may repurchase shares from time to time at its discretion, based on ongoing assessments of the capital needs of the Company, the market price of its common stock and general market conditions. The Company will fund the share repurchase program with cash from operations.

This new authorization follows completion of the Board authorized share repurchase program announced on November 19, 2015, pursuant to which the Company repurchased 527,107 shares of common stock at an average price of $18.93 per share through the open market. The Company financed the share repurchases under the program using cash on hand.

“We are pleased to announce this new share repurchase authorization, which further demonstrates our commitment to enhancing value for Universal shareholders,” said Sean P. Downes, Universal’s Chairman and Chief Executive Officer. “Our strong balance sheet, cash flow capabilities and growth prospects provide us with the flexibility to continue returning capital to shareholders.”

Share repurchases may be made by the Company from time to time in open market transactions at prevailing market prices and are subject to relevant rules under the Securities Exchange Act of 1934, as amended (Exchange Act). The Company will effect repurchase transactions in compliance with Rule 10b-18 under the Exchange Act and the Company’s insider trading policy.

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings, Inc., with its wholly-owned subsidiaries, is a vertically integrated insurance holding company performing all aspects of insurance underwriting, distribution and claims. Universal Property & Casualty Insurance Company (UPCIC), a wholly-owned subsidiary of the Company, is one of the leading writers of homeowners insurance in Florida and is now fully licensed and has commenced its operations in North Carolina, South Carolina, Hawaii, Georgia, Massachusetts, Maryland, Delaware, Indiana, Pennsylvania, Minnesota and Michigan. American Platinum Property and Casualty Insurance Company, also a wholly-owned subsidiary, currently writes homeowners multi-peril insurance on Florida homes valued in excess of $1 million, which are limits and coverages currently not targeted through its affiliate UPCIC. For additional information on the Company, please visit our investor relations website at www.universalinsuranceholdings.com.

Forward-Looking Statements and Risk Factors

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described, and the Company undertakes no obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including Form 10-K for the year ended December 31, 2015 and the Form 10-Q for the quarter ended March 31, 2016.

Investor Contact:

Andy Brimmer / Mahmoud Siddig

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

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